EXHIBIT 24 - CONSENTS OF EXPERTS AND COUNSEL

                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
Electronic Systems
 Technology, Inc.
415 N. Quay, Suite 4
Kennewick, Wa.  99336


   We hereby consent to the use of our opinion, dated February 8, 1996 on the financial statements of ELECTRONIC SYSTEMS TECHNOLOGY, INC. for the year ended December 31, 1995 in the Form 10-KSB included herein.



                                      ROBERT MOE & ASSOCIATES, P.S.






Spokane, Washington
February 26, 1996